C O L E
COLE CREDIT PROPERTY TRUST II, INC.

June 20, 2006

Contact:
Gui Cositin
602-778-8893

For Immediate Release:

Cole Credit Property Trust II, Inc. Declares 2006 Third Quarter Distribution.

On June 15, 2006, the Board of Directors of Cole Credit Property Trust II, Inc. (the “Company”) authorized a daily distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on July 1, 2006 and ending on September 30, 2006. The payment date for each of the daily distributions for each day of the period commencing on July 1, 2006 and ending on July 31, 2006 will be in August 2006. The payment date for each of the daily distributions for each day of the period commencing on August 1, 2006 and ending on August 31, 2006 will be in September 2006. The payment date for each of the daily distributions for each day of the period commencing on September 1, 2006 and ending on September 30, 2006 will be in October 2006.

About Cole Credit Property Trust II, Inc.

Cole Credit Property Trust II, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ended December 31, 2005. The investment objectives of Cole Credit Property Trust II, Inc. are to provide current income, preservation and return of capital, and growth in the value of its investments.

This release may contain forward-looking statements relating to the business and financial outlook of Cole Credit Property Trust II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the prospectus for the offering of equity of Cole Credit Property Trust II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
602-778-8700